EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Daniel Briggs
Vice President, Finance and Investor Relations
(212) 907-6134

The BISYS Group, Inc.
(NYSE: BSG)
www.bisys.com

BISYS® PROVIDES BUSINESS UPDATE FOR FISCAL THIRD QUARTER

— Conference Call, Webcast and Archived Replay Planned —

NEW YORK, N.Y. (April 26, 2005) — BISYS, a leading provider of outsourcing solutions for the financial services sector, today provided a business update for its fiscal third quarter.

BISYS President and CEO, Russell Fradin, said: “In light of the ongoing audit committee investigation we disclosed on April 19, we are unable to provide detailed financial results at this time. We can report, however, that assuming that the matters being considered in the audit committee investigation are determined not to have a material impact on the Company’s current financial results, BISYS’ financial results were generally in line with our expectations and consistent with our stated objectives for fiscal 2005 again this quarter. Our Investment Services and Insurance Services groups continued to generate internal revenue growth this quarter compared to the same quarter last fiscal year, while margins were stronger sequentially for both these groups. Although internal revenue in our Information Services group declined as the result of an acquisition-related client loss we experienced last year, the business performed well and consistent with our expectations. We also continued to generate solid cash flow in each of our businesses.

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“While we are generally pleased with the operating results of our three business groups, our corporate expenses continue to run at an elevated level, due principally to expenses associated with the ongoing SEC investigations in our fund services business and of matters relating to the restatement of our prior period results we completed in fiscal 2004. We expect this elevated level of expenditure to continue in the near term.”

As previously announced, the Company will host a conference call and webcast to discuss its fiscal third quarter business update. The webcast can be accessed on the “Investor Relations” tab of BISYS’ Web site at www.bisys.com.

The webcast of the conference call, which will be hosted by Russell Fradin, President and CEO, and James Fox, Executive Vice President and CFO, will begin at 8:30 a.m. EDT on Wednesday, April 27, 2005. Those wishing to listen to the discussion are asked to log on five minutes prior to the scheduled start time. An archive of the presentation will be available on the BISYS Web site beginning at approximately 12:00 p.m. EDT on Wednesday, April 27, 2005.

Management’s prepared presentation for the conference call, which will include an update of all the Company’s lines of business, as well as significant investing and financing activity that has occurred since its last conference call, will also be available on BISYS’ website prior to the webcast.

About BISYS
The BISYS Group, Inc. (NYSE: BSG) provides outsourcing solutions that enable investment firms, insurance companies, and banks to more efficiently serve their customers, grow their businesses, and respond to evolving regulatory requirements. Its Investment Services group provides administration and distribution services for mutual funds, hedge funds, private equity funds, retirement plans and other investment products. Through its Insurance Services group, BISYS is the nation’s largest independent wholesale distributor of life insurance and a leading independent wholesale distributor of commercial property/casualty insurance, long-term care, disability, and annuity products. BISYS’ Information Services group provides industry-leading information processing, imaging, and back-office services to banks, insurance companies and corporate clients. Headquartered in New York, BISYS generates more than $1 billion in annual revenues worldwide. Additional information is available at www.bisys.com.

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Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological factors affecting the Company’s operations, markets, services and related products, prices and other factors discussed in the Company’s periodic filings with the Securities and Exchange Commission. These documents can be accessed on the Company’s website at www.bisys.com under the “Investor Relations” tab. Forward-looking statements are only predictions, not guarantees of performance, and speak only as of the date they are made. The Company disclaims any obligation to update or amend these statements in light of new information, future events or otherwise.

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